UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 8, 2015
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2015, the Board of Directors of First Niagara Financial Group, Inc. (the “Company”) approved an amendment to the Company’s Bylaws to adopt a majority voting standard in director elections, effective immediately. This change is responsive to a non-binding shareholder proposal that was approved by a majority of the Company’s stockholders at the last annual stockholder meeting that took place on April 29, 2015.
Article I, Section 8 of the Bylaws as amended and restated, provides that each director will be elected by a majority of votes cast, except that directors will be elected by a plurality of votes cast at any meeting where the Secretary of the Company has received notice from a stockholder pursuant to the Company’s advance notice bylaw provisions that such stockholder intends to nominate a director or directors. Prior to the amendment, Article I, Section 8 of the Bylaws provided that directors would be elected by a plurality of votes cast.
The Company also amended Section V of its Corporate Governance Guidelines (the “Guidelines”) to reflect the Company’s new majority voting standard. Under the Company’s Guidelines, a director who fails to receive a greater number of “for” votes than “against” votes in an uncontested election must promptly tender his or her resignation. The Guidelines provide that the Governance/Nominating Committee will consider the relevant facts and circumstances and will recommend to the Board of Directors whether such resignation should be accepted. The Guidelines further provide that the Board of Directors will promptly disclose its decision regarding the resignation and the reasons therefor in a Form 8-K filed with the Securities and Exchange Commission.
The foregoing is qualified by reference to the Amended and Restated Bylaws adopted on December 8, 2015, which are filed as Exhibit 3.1 hereto.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.    Description
3.1        Amended and Restated Bylaws of First Niagara Financial Group, Inc. effective December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: December 11, 2015	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

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